UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): MARCH 6, 2009

ISOLAGEN, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-31564	87-0458888
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 713-6000

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Isolagen, Inc. (“Company”) has previously disclosed in its periodic filings with the Securities and Exchange Commission (the “SEC”) (most recently in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2008) that it has reached an agreement to settle its securities class action lawsuit and its two derivative actions against the Company and certain of its current and former officers and directors.

On March 6, 2009, the United States District Court for the Eastern District of Pennsylvania issued an order granting preliminary approval of the settlement of the derivative actions and requiring, among other things, that notice of the settlement be published as an exhibit to an 8-K filing with the SEC, which is attached hereto as Exhibit 99.1. The notice contains important information about the rights of stockholders in the proposed settlement.

The settlement is subject to a final determination by the United States District Court for the Eastern District of Pennsylvania as to, among other things, the fairness, reasonableness and adequacy of the settlement. On May 12, 2009, at 4:00 p.m., a fairness hearing will be held before the Honorable Ronald L. Buckwalter, at the United States District Court for the Eastern District of Pennsylvania, 601 Market Street, Courtroom 14-A, Philadelphia, Pennsylvania 19106, to determine: (1) whether the terms of the settlement should be approved as fair, reasonable and adequate, including the fee and expense award; and (2) whether the derivative actions should be dismissed with prejudice as to the released persons.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description

99.1	Notice of Pendency of Derivative Actions and Proposed Settlement and Settlement Fairness Hearing

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOLAGEN, INC.

Date: March 16, 2009	By:	/s/ Todd J. Greenspan

Todd J. Greenspan,
Chief Financial Officer